EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CIFG Assurance North America, Inc.:

We hereby consent to the incorporation by reference our report dated June 15, 2006 relating to the financial statements of CIFG Assurance North America, Inc. and our report dated June 15, 2006 relating to the consolidated financial statements of CIFG Guaranty, each included in this Form 8-K of Bear Stearns Asset Backed Securities I LLC Registration Statement (333-131374) on Form S-3. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PriceWaterhouseCoopersLLP
PriceWaterhouseCoopers LLP
New York, New York
December 18, 2006